Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-254085 and 333-264031) on Form S-8 and (No. 333-267074) on Form S-3 of our report dated March 29, 2024, with respect to the consolidated financial statements of Danimer Scientific, Inc.

/s/ KPMG LLP

Atlanta, Georgia

March 29, 2024